UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2021

GlobeStar Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Wyoming	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Jadwin Avenue

Richland, WA 99352

(Address of principal executive offices)(Zip Code)

206-451-1970

(Registrant’s telephone number, including area code)

www.globestarthera.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GSTC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

We are proud to announce that OTC Markets has moved our reporting status up from OTC Pink to OTCQB. The OTCQB® Venture Market is for entrepreneurial and development stage U.S. and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. Companies must meet $0.01 bid test and may not be in bankruptcy.

Eligibility Requirements

●	U.S. companies must have audited annual financials by a PCAOB auditor. (Tier 2 Regulation A Companies are exempt from requirement to use a PCAOB auditor for their initial audit)

●	Meet minimum bid price test of $0.01

●	Not be in bankruptcy

●	Have at least 50 Beneficial Shareholders, each owning at least 100 shares

●	Have a freely traded Public Float of at least 10% of the total issued and outstanding of that security.

●	Companies with a freely traded Public Float of at least 5% (and $2 million in market value of public float), or a separate class of securities traded on a national exchange may apply for an exemption (see OTCQB Standards)

●	Have a transfer agent that participates in the Transfer Agent Verified Share Program (US Companies only)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 11, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobeStar Therapeutics Corporation

Date: October 12, 2021	By: /s/ David Croom
Name: David Croom Title: Executive Vice President